Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints each of Ronald F. Valenta, Charles E. Barrantes and Christopher A. Wilson, as the undersigned’s true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for the undersigned and on the undersigned’s behalf in any and all capacities (including the undersigned’s capacity as a director of General Finance Corporation (the “Company”)) to sign, execute and file a Registration Statement on Form S-1 (the “Registration Statement”) and any or all amendments (including, without limitation, post-effective amendments) to the Registration Statement, for the purpose of registering under the Securities Act of 1933, as amended, shares of the company’s Series C Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock”), and to sign any and all additional registration statements relating to the same offering of the Preferred Stock, and to file the same, with all exhibits thereto and any and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute or substitutes, have done, may lawfully do or may cause to be done.

Pursuant to the Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ronald Valenta	Chief Executive Officer and Director	April 2, 2013
Ronald Valenta

/s/ Charles E. Barrantes Charles E. Barrantes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 2, 2013

/s/ James B. Roszak	Director	April 2, 2013
James B Roszak

/s/ Lawrence Glascott	Director	April 2, 2013
Lawrence Glascott

/s/ Manuel Marrero	Director	April 2, 2013
Manuel Marrero

/s/ David M. Connell	Director	April 2, 2013
David M. Connell

/s/ Susan L. Harris	Director	April 2, 2013
Susan L. Harris